                                                                   Exhibit 10.25

                                                               EXECUTION VERSION

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                      O'SULLIVAN FILMS HOLDING CORPORATION,

                        O'SULLIVAN FILMS MANAGEMENT, LLC,

                                       AND

                                MATRIX FILMS, LLC

                                   DATED AS OF

                                FEBRUARY 15, 2006


                                TABLE OF CONTENTS

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
                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS ...................................................     2
   1.1  Certain Defined Terms ...........................................     2
   1.2  Other Interpretive Provisions ...................................     5

ARTICLE II PURCHASE AND SALE ............................................     6
   2.1  Subscription for the Shares .....................................     6
   2.2  Use of Proceeds .................................................     6

ARTICLE III DELIVERIES AND OTHER ACTIONS ................................     6
   3.1  Deliveries by the Seller ........................................     6
   3.2  Deliveries by the Buyers ........................................     7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER .................     8
   4.1  Organization ....................................................     8
   4.2  Authorization; Enforceability ...................................     8
   4.3  Capital Stock of the Seller .....................................     8
   4.4  Capital Stock of the Company ....................................     9
   4.5  Subsidiaries ....................................................     9
   4.6  No Conflicts or Approvals .......................................    10
   4.7  Proceedings .....................................................    10
   4.8  No Brokers' or Other Fees .......................................    10
   4.9  No Other Representations or Warranties ..........................    10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYERS ..................    11
   5.1  Organization ....................................................    11
   5.2  Authorization; Enforceability ...................................    11
   5.3  No Approvals or Conflicts .......................................    11
   5.4  Proceedings .....................................................    12
   5.5  No Brokers' or Other Fees .......................................    12
   5.6  Investment Intent ...............................................    12
   5.7  Ability to Bear Risk; Sophistication; Inquiry ...................    12
   5.8  Accredited Investor .............................................    13
   5.9  Financing .......................................................    13
   5.10 No Reliance .....................................................    13
   5.11 No Other Representations or Warranties ..........................    13

ARTICLE VI COVENANTS AND AGREEMENTS .....................................    13
   6.1  Transfer Taxes ..................................................    13
   6.2  Confidentiality .................................................    13

   6.3  Injunctive Relief; Limitation on Scope ..........................    14

ARTICLE VII INDEMNIFICATION .............................................    14
   7.1  Indemnification by the Seller ...................................    14
   7.2  Indemnification by the Buyers ...................................    14
   7.3  Indemnification as Exclusive Remedy .............................    14
   7.4  Limitations on Indemnification ..................................    15
   7.5  Procedures ......................................................    15

ARTICLE VIII MISCELLANEOUS ..............................................    16
   8.1  Fees and Expenses ...............................................    16
   8.2  Governing Law ...................................................    16
   8.3  Projections .....................................................    16
   8.4  Amendment .......................................................    17
   8.5  Assignment ......................................................    17
   8.6  Waiver ..........................................................    17
   8.7  Notices .........................................................    17
   8.8  Complete Agreement ..............................................    19
   8.9  Counterparts ....................................................    19
   8.10 Publicity .......................................................    19
   8.11 Headings ........................................................    19
   8.12 Severability ....................................................    19
   8.13 Third Parties ...................................................    20
   8.14 Further Assurances ..............................................    20
   8.15 Arbitration .....................................................    20
   8.16 Consent to Jurisdiction; Waiver of Jury Trial ...................    20

Schedules
Schedule 1.1(a)   Knowledge of the Buyers
Schedule 4.1      Organization
Schedule 4.3      Capital Stock of the Seller
Schedule 4.4      Capital Stock of the Company
Schedule 4.6(a)   No Conflicts (Seller)
Schedule 4.6(b)   Consents (Seller)
Schedule 4.7      Proceedings (Seller)
Schedule 5.3(a)   No Conflicts (Buyer)
Schedule 5.3(b)   Consents (Buyer)
Schedule 5.4      Proceedings (Buyer)

Exhibits
Exhibit A   Form of Promissory Note
Exhibit B   Form of Seller's Receipt
Exhibit C   Form of Stockholders' Agreement
Exhibit D   Form of Buyers' Receipt

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT, dated as of February 15, 2006, is by and among O'Sullivan Films Holding Corporation, a Delaware corporation (the "SELLER"), Matrix Films, LLC, a Virginia limited liability company (the "EQUITY INVESTOR"), and O'Sullivan Films Management, LLC, a Virginia limited liability company (the "MANAGEMENT INVESTOR" and, together with the Equity Investor, the "BUYERS").

          A. All of the issued and outstanding shares of capital stock of the Seller are owned by PolyOne Corporation, an Ohio corporation ("POLYONE");

          B. The Seller owns the issued and outstanding shares of capital stock of O'Sullivan Films, Inc., a Delaware corporation (the "COMPANY");

          C. The Company is engaged in the business of developing and processing polymer film and sheeting products and producing polymer film and sheeting, in each case as conducted by the Company in the United States of America (the "EFG BUSINESS"); and

          D. The Seller desires to sell to the Equity Investor, and the Equity Investor desires to purchase and acquire from the Seller, upon the terms and subject to the conditions set forth in this Agreement, 33 shares of the voting Common Stock, par value $0.01 per share, of the Seller (the "EQUITY VOTING SHARES"), and 187 shares of the non-voting Common Stock, par value $0.01 per share, of the Seller (the "EQUITY NON-VOTING SHARES" and, together with the Equity Voting Shares, the "EQUITY SHARES"), which Equity Shares will, immediately after the execution of this Agreement, evidence approximately 25% of the issued and outstanding capital stock of the Seller, all only to the extent further described below, in consideration of certain payments by the Equity Investor specifically described in this Agreement.

          E. The Seller desires to sell to the Management Investor, and the Management Investor desires to purchase and acquire from the Seller, upon the terms and subject to the conditions set forth in this Agreement, 49 shares of the voting Common Stock, par value $0.01 per share, of the Seller (the "MANAGEMENT VOTING SHARES"), and 491 shares of the non-voting Common Stock, par value $0.01 per share, of the Seller (the "MANAGEMENT NON-VOTING SHARES" and, together with the Management Voting Shares, the "MANAGEMENT SHARES"), which Management Shares will, immediately after the execution of this Agreement, evidence approximately 57% of the issued and outstanding capital stock of the Seller, all only to the extent further described below, in consideration of certain payments by the Management Investor specifically described in this Agreement (the Management Shares together with the Equity Shares, the "SHARES").

          NOW, THEREFORE, in consideration of the mutual promises and representations and upon the terms and subject to the conditions set forth in this Agreement, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "AAA" has the meaning set forth in SECTION 8.15.

          "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. The terms "control," "controlled by" and "under common control with", with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "AGREEMENT" means this Stock Purchase Agreement (including the Disclosure Schedules), as amended, modified or supplemented from time to time.

          "ANCILLARY AGREEMENTS" means the Promissory Note, the Seller's Receipt, the Buyers' Receipt, the Stockholders' Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Buyers or the Seller in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks in New York, New York are required or authorized by Law to be closed.

          "BUYERS" has the meaning set forth in the preamble.

          "BUYER INDEMNIFIED PERSONS" has the meaning set forth in SECTION
          7.1(A).

          "BUYER MATERIAL ADVERSE EFFECT" means any change, occurrence or development that has a material adverse effect on the business, results of operations or financial condition of either of the Buyers and its subsidiaries, taken as a whole, but excludes any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise), (b) affecting companies in the industry in which it conducts its business generally, (c) resulting from the announcement or performance of this

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          Agreement or the transactions contemplated hereby or (d) resulting from any actions required under this Agreement to obtain any Consent from any Person.

          "BUYERS' RECEIPT" has the meaning set forth in SECTION 3.2(B).

          "CLAIM" has the meaning set forth in SECTION 7.5(A).

          "CLAIM NOTICE" has the meaning set forth in SECTION 7.5(A).

          "CLOSING" means the time at which the Buyers and the Seller consummate the sale of the Shares as provided in this Agreement by the execution and delivery by the Seller of the documents and instruments referred to in SECTION 3.1 against delivery by the Buyers of the documents, items and instruments referred to in SECTION 3.2.

          "CLOSING DATE" means the date on which the Closing occurs.

          "COMMON STOCK" has the meaning set forth in SECTION 4.3.

          "COMPANY" has the meaning set forth in the recitals.

          "COMPANY MATERIAL ADVERSE EFFECT" means any change, occurrence or development that has a material adverse effect on the business, results of operations or financial condition of the EFG Business, taken as a whole, but excludes any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflict or otherwise), (b) impacting companies in the industry in which the EFG Business is conducted generally, (c) resulting from the announcement or performance of this Agreement or the transactions contemplated hereby or (d) resulting from any actions required under this Agreement to obtain any Consent from any Person.

          "COMPANY STOCK" has the meaning set forth in SECTION 4.4.

          "CONSENT" means any consent, approval, authorization, waiver or notification required to be obtained from, filed with or delivered to any Governmental Authority or other Person in connection with the consummation of the transactions contemplated hereby.

          "DISCLOSURE SCHEDULES" means the schedules attached to this Agreement.

          "EFG BUSINESS" has the meaning set forth in the recitals.

          "EQUITY INVESTOR" has the meaning set forth in the preamble.

          "EQUITY NON-VOTING SHARES" has the meaning set forth in the recitals.

          "EQUITY SHARES" has the meaning set forth in the recitals.

          "EQUITY VOTING SHARES" has the meaning set forth in the recitals.

          "GENERAL ENFORCEABILITY EXCEPTIONS" has the meaning set forth in
          SECTION 4.2.

          "GOVERNMENTAL AUTHORITY" means any government or other political subdivision (whether federal, state, local, feral or foreign), or any agency or instrumentality of any such government or political subdivision, or any federal, state, local, feral or foreign court or arbitrator, court sanctioned or agreed-upon.

          "GOVERNMENTAL ORDER" has the meaning set forth in SECTION 4.6(A).

          "INDEMNIFIED PARTY" means a party entitled to indemnification under this Agreement.

          "INDEMNIFYING PARTY" means a party obligated to provide indemnification under this Agreement.

          "KNOWLEDGE OF THE BUYERS" means the actual knowledge of the individuals listed on SCHEDULE 1.1(A).

          "LAW" means any law, statute, code, ordinance, rule or regulation of any Governmental Authority.

          "LECLAIR RYAN" has the meaning set forth in SECTION 2.2(C).

          "LIEN" means any voting trust, shareholder agreement, proxy or other similar restriction, lien, mortgage, pledge, security interest, or other encumbrance.

          "LOSSES" means any and all claims, liabilities, losses, damages, fines, penalties and costs (in each case including reasonable out-of-pocket expenses).

          "MANAGEMENT INVESTOR" has the meaning set forth in the preamble.

          "MANAGEMENT NON-VOTING SHARES" has the meaning set forth in the recitals.

          "MANAGEMENT SHARES" has the meaning set forth in the recitals.

          "MANAGEMENT VOTING SHARES" has the meaning set forth in the recitals.

          "OUTSTANDING NON-VOTING COMMON STOCK" has the meaning set forth in
          SECTION 4.3.

          "OUTSTANDING STOCK" has the meaning set forth in SECTION 4.3.

          "OUTSTANDING VOTING COMMON STOCK" has the meaning set forth in SECTION 4.3.

          "PERMITTED LIEN" means Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable or being contested in good faith by appropriate proceedings.

          "PERSON" means any individual, sole proprietorship, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other legal entity.

          "POLYONE" has the meaning set forth in the recitals.

          "PROCEEDING" means any action, suit, legal proceeding, administrative enforcement proceeding or arbitration proceeding before any Governmental Authority.

          "PROMISSORY NOTE" has the meaning set forth in SECTION 2.1.

          "PURCHASE PRICE" has the meaning set forth in SECTION 2.1.

          "RESPONSIBLE PARTY" has the meaning set forth in SECTION 7.5(B)(II).

          "SELLER" has the meaning set forth in the preamble.

          "SELLER INDEMNIFIED PERSONS" has the meaning set forth in SECTION 7.2.

          "SELLER'S RECEIPT" has the meaning set forth in SECTION 3.1(B).

          "SHARES" has the meaning set forth in the recitals.

          "STOCKHOLDERS' AGREEMENT" has the meaning set forth in SECTION 3.1(D).

          "SUBSCRIPTION" has the meaning set forth in SECTION 2.1.

          "TAX" or "TAXES" means any income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, franchise, profits, license, transfer, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property, environmental or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority.

          "TAXING AUTHORITY" means any Governmental Authority responsible for the administration or imposition of any Tax.

          "THIRD PARTY CLAIM" has the meaning set forth in SECTION 7.5(B)(I).

          "TRANSFER TAXES" has the meaning set forth in SECTION 6.1.

          1.2 OTHER INTERPRETIVE PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Disclosure Schedules hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The meanings given to terms defined herein and references herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" will be deemed references to the lawful money of the United States of America.

                                   ARTICLE II
                                PURCHASE AND SALE

          2.1 SUBSCRIPTION FOR THE SHARES. Concurrently with the execution of this Agreement and subject to the terms and conditions set forth in this Agreement, the Buyers shall subscribe and apply for the purchase of the Shares (the "SUBSCRIPTION"), and the Buyers shall pay to the Seller, in exchange therefor, the aggregate sum of $1,515,000 (the "PURCHASE PRICE"), consisting of $550,000 in cash from the Equity Investor, $875,000 in cash from the Management Investor, and $90,000 of which will be paid in the form of a promissory note issued by the Management Investor to the Seller as payee in substantially the form attached hereto as EXHIBIT A (the "PROMISSORY NOTE"). The Buyers shall pay the Purchase Price to the Seller by wire transfers of immediately available funds to accounts designated in writing by Seller, which accounts will have been designated at least one Business Day prior to the date of this Agreement, and by delivery of the Promissory Note at Closing.

          2.2 USE OF PROCEEDS. At Closing, the Seller shall pay out of the Purchase Price, by wire transfers of immediately available funds to accounts designated in writing (which accounts will have been designated at least one Business Day prior to the date of this Agreement) (a) $250,000 to Matrix Capital Markets Group, Inc. as a closing fee; (b) $50,000 to PolyOne as reimbursement for the prior payment by PolyOne of a retainer fee for Matrix Capital Markets Group, Inc.; (c) $205,577.93 to PolyOne as reimbursement for the prior payment by PolyOne of legal fees to LeClair Ryan, A Professional Corporation, which firm serves as counsel for the Buyers ("LECLAIR RYAN"), in excess of $50,000; (d) $105,000 to PolyOne as reimbursement for the prior payment by PolyOne to GMAC Commercial Finance, LLC of certain due diligence deposits; (e) $50,000 to PolyOne as reimbursement for the prior payment by PolyOne to LaSalle Business Credit, LLC of a deposit; (f) $22,337.50 to PolyOne as reimbursement for the prior payment by PolyOne to Chicago Title Insurance Co. of certain transfer taxes and recording fees; (g) $1,200 to PolyOne as reimbursement for the prior payment by PolyOne to Wachovia of environmental review completion expenses; and
(h) $29,150 to PolyOne as reimbursement for the prior payment by PolyOne to Survey America Inc., or individual surveyors, for surveys of EFG Business real estate in both Winchester, Virginia and Lebanon, Pennsylvania.

                                  ARTICLE III
                          DELIVERIES AND OTHER ACTIONS

          3.1 DELIVERIES BY THE SELLER. Concurrently with the execution of this Agreement, the Seller shall deliver, or cause to be delivered, to each Buyer the following items:

          (a) newly-issued stock certificate(s) representing the Shares purchased by such Buyer and issued in the name of such Buyer;

          (b) a receipt, in substantially the form attached hereto as EXHIBIT B (the "SELLER'S RECEIPT"), evidencing the Seller's receipt of the Purchase Price;

          (c) copies of the resolutions of the board of directors of the Seller authorizing and approving this Agreement, the Subscription, and all other transactions and agreements contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of the Seller to be true and complete and in full force and effect and unmodified as of the date of this Agreement;

          (d) a stockholders' agreement, in the form attached hereto as EXHIBIT C, by and among the Seller, the Buyers, and PolyOne (the "STOCKHOLDERS' AGREEMENT"), duly executed by the Seller and PolyOne;

          (e) a copy of the certificate of incorporation of the Seller certified as of a date no more than 16 days prior to the date of this Agreement by the Secretary of State of the State of Delaware;

          (f) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Seller as of a date no more than 16 days prior to the Closing Date;

          (g) a certificate of the Secretary or an Assistant Secretary of the Seller, given by him or her on behalf of the Seller and not in his or her individual capacity, certifying as to the bylaws of the Seller.

          (h) a copy of the certificate of incorporation of the Company certified as of a date no more than 16 days prior to the date of this Agreement by the Secretary of State of the State of Delaware;

          (i) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company as of a date no more than 16 days prior to the Closing Date; and

          (j) a certificate of the Secretary or an Assistant Secretary of the Company, given by him or her on behalf of the Company and not in his or her individual capacity, certifying as to the bylaws of the Company.

          3.2 DELIVERIES BY THE BUYERS. Concurrently with the execution of this Agreement, the Buyers shall deliver, or cause to be delivered, to the Seller the following items:

          (a) the Purchase Price as provided in SECTION 2.1, including the Promissory Note, duly executed by the Management Investor.

          (b) a receipt, in substantially the form attached hereto as EXHIBIT D (the "BUYERS' RECEIPT"), evidencing the Buyers' receipt of the Shares;

          (c) a copy of the Stockholders' Agreement, duly executed by the Buyers;

          (d) copies of the resolutions of the boards of managers or the members, as appropriate, of each Buyer authorizing and approving this Agreement, the Subscription, and all other transactions and agreements contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of each Buyer to be true and complete and in full force and effect and unmodified as of the date of this Agreement;

          (e) a copy of the articles of organization of the Buyers certified as of a date no more than 16 days prior to the date of this Agreement by the State Corporation Commission of the Commonwealth of Virginia;

          (f) a certificate of existence issued by the State Corporation Commission of the Commonwealth of Virginia for each Buyer as of a date no more than 16 days prior to the Closing Date; and

          (g) a certificate of the Secretary or an Assistant Secretary of each Buyer, given by him or her on behalf of such Buyer and not in his or her individual capacity, certifying as to the operating agreement of such Buyer.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Buyers as follows:

          4.1 ORGANIZATION. Each of the Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Seller has the requisite corporate power and authority to carry on the EFG Business as currently conducted. The Company has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted and, except as indicated on SCHEDULE 4.1, is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed (a) would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement or (b) with respect to the Company, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          4.2 AUTHORIZATION; ENFORCEABILITY. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and all applicable Ancillary Agreements by the Seller and the performance by it of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of such party and no other corporate or stockholder proceedings or actions are necessary to authorize and consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Buyers, constitutes a valid and binding agreement of the Seller, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a Proceeding in equity or at law) (the "GENERAL ENFORCEABILITY EXCEPTIONS").

          4.3 CAPITAL STOCK OF THE SELLER. The authorized capital stock of the Seller consists solely of 1,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), itself consisting of (a) 100 shares of voting Common Stock, 18 of which are issued and outstanding immediately prior to the effectiveness of this Agreement (the "OUTSTANDING VOTING COMMON STOCK") and (b) 900 shares of non-voting Common Stock, 162 of which are issued and outstanding immediately prior to the effectiveness of this Agreement (the "OUTSTANDING NON-VOTING COMMON STOCK" and, together with the Outstanding Voting Common Stock, the "OUTSTANDING STOCK"). The shares of Outstanding Stock represent the only issued and outstanding shares of capital stock of the Seller. All of the issued and outstanding shares of Outstanding Stock are owned, beneficially and of record, free and clear of any Liens, other than Permitted Liens, as set forth on SCHEDULE 4.3. All of the shares of Outstanding Stock were duly authorized and validly issued and are fully paid and nonassessable, and each issuance of such shares was in accordance with the requirements of all applicable federal and state securities laws. Except for this Agreement or as set forth on SCHEDULE 4.3, there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements, commitments, arrangements or understandings relating to the sale, issuance or voting of any shares of the capital stock of the Seller, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of the Seller. There are no outstanding agreements or commitments obligating the Seller to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Seller. Concurrently with the execution of this Agreement, the Seller will issue the Shares to the Buyers free and clear of any Liens other than Liens created by or on behalf of the Buyers. Assuming the accuracy of the representations and warranties of the Buyers contained in ARTICLE V of this Agreement and that the offer, sale and issuance of the Shares is exempt from the registration requirements of the 1933 Act and all applicable state securities laws, the Shares that are being purchased by the Buyers hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer contained in the Stockholders Agreement and under applicable state and federal securities laws.

          4.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of 1,000 shares of Common Stock, par value $0.001 per share, 1,000 of which are issued and outstanding (the "COMPANY STOCK"). The shares of Company Stock represent the only issued and outstanding shares of capital stock of the Company. All of the issued and outstanding shares of Company Stock are owned, beneficially and of record, free and clear of any Liens, other than Permitted Liens, by the Seller. All of the shares of Company Stock were duly authorized and validly issued and are fully paid and nonassessable, and each issuance of such shares was in accordance with the requirements of all applicable federal and state securities laws. Except as set forth on SCHEDULE 4.4, there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements, commitments, arrangements or understandings relating to the sale, issuance or voting of any shares of the capital stock of the Company, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of the Company. There are no outstanding agreements or commitments obligating the Seller or the Company to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company.

          4.5 SUBSIDIARIES. The Seller does not own any equity interest in any Person other than the Company. The Company does not own any equity interest in any Person.

          4.6 NO CONFLICTS OR APPROVALS.

          (a) Except as set forth on SCHEDULE 4.6(A), the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not (i) violate, conflict with or result in a breach of the articles of incorporation or the bylaws of the Seller or of the Company, (ii) subject to the receipt of the Consents set forth on SCHEDULE 4.6(B), violate, conflict with or result in a breach of, or constitute a default by the Seller or the Company (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien, other than Permitted Liens, upon any of the properties or assets of the Seller or the Company, or on the Shares, under any Material Contract (as defined in that certain Asset Contribution and Assumption of Liabilities Agreement, dated as of December 31, 2005, by and among PolyOne Engineered Films, Inc., PolyOne and the Company), or (iii) subject to the receipt of the Consents set forth on SCHEDULE 4.6(B), violate any Law or order, writ, judgment, injunction or decree issued by any Governmental Authority (a "GOVERNMENTAL ORDER") applicable to the Seller or the Company, or any of their respective properties or assets, except as would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

          (b) Except as set forth on SCHEDULE 4.6(B), no Consent is required to be obtained by the Seller for the consummation by the Seller of the transactions contemplated by this Agreement that if not obtained would have a Company Material Adverse Effect or a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

          4.7 PROCEEDINGS. As of the date of this Agreement, except as set forth on SCHEDULE 4.7, there are no Proceedings pending or, to the Knowledge of the Seller, threatened against the Seller or the Company that, if adversely decided, would have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

          4.8 NO BROKERS' OR OTHER FEES. Except for KeyBanc Capital Markets, (a) no Person has been employed by or on behalf of the Seller as a broker, finder or investment banker in connection with the transactions contemplated hereby, and
(b) no Person with which Seller has had any dealings or communications of any kind is entitled to any fee or commission or like payment in connection with the transactions contemplated hereby. No Buyer will be liable for any such fees, commissions, or like payments to KeyBanc Capital Markets.

          4.9 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this ARTICLE IV, neither the Seller nor any other Person makes any other express or implied representation or warranty to the Buyers.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

          Each of the Buyers hereby represents and warrants, severally and not jointly, to the Seller as follows:

          5.1 ORGANIZATION. Such Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Buyer has the requisite limited liability company power and authority to own, lease and operate its assets and to carry on its business as now being conducted.

          5.2 AUTHORIZATION; ENFORCEABILITY. Such Buyer has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Buyer is a party and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Buyer and the Ancillary Agreements to which such Buyer is a party and the performance by such Buyers of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action on the part of such Buyer and, upon such authorization, no other limited liability company or equityholder proceedings or actions are necessary to authorize or consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which such Buyer is a party have been duly executed and delivered by such Buyer and, assuming due authorization, execution and delivery by the Seller, constitute valid and binding agreements of such Buyer, enforceable against it in accordance with their terms, subject to the General Enforceability Exceptions.

          5.3 NO APPROVALS OR CONFLICTS.

          (a) The execution, delivery and performance by such Buyer of this Agreement and the Ancillary Agreements to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by such Buyer of the organizational documents of such Buyer, (ii) violate, conflict with or result in a breach of, or constitute a default by such Buyer (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of such Buyer under, any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument to which such Buyer or any of its properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to on SCHEDULE 5.3(A), violate any Governmental Order or Law applicable to such Buyer or any of its properties or assets, except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect or a material adverse effect on the ability of such Buyer to consummate the transactions contemplated by this Agreement.

          (b) Except as set forth on SCHEDULE 5.3(B), no Consent is required to be obtained by such Buyer for the consummation by such Buyer of the transactions contemplated by this Agreement or the Ancillary Agreements to which such Buyer is a party.

          5.4 PROCEEDINGS. Except as set forth on SCHEDULE 5.4, there are no Proceedings pending or, to the Knowledge of the Buyers, threatened against such Buyer or any of its Affiliates that would reasonably be expected to have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which such Buyer is a party. Except as set forth on SCHEDULE 5.4, such Buyer is not subject to any Governmental Order that would reasonably be expected to have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which such Buyer is a party.

          5.5 NO BROKERS' OR OTHER FEES. Except for Matrix Capital Markets Group, Inc., (a) no Person has been employed by or on behalf of such Buyer as a broker, finder or investment banker in connection with the transactions contemplated hereby, and (b) no Person with which such Buyer has had any dealings or communications of any kind is entitled to any fee or commission or like payment in connection with the transactions contemplated hereby. The Seller will not be liable for any such fees, commissions, or like payments to Matrix Capital Markets Group, Inc.

          5.6 INVESTMENT INTENT. Such Buyer is acquiring its Shares for the Buyer's own accounts for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the 1933 Act. Such Buyer is aware that there are limitations and restrictions on the circumstances under which the Buyers may offer to sell, transfer or otherwise dispose of the Shares, so that it might not be possible to liquidate this investment readily and it may be necessary to hold the Shares for an indefinite period. Such Buyer agrees that it will not transfer any of the Shares, except in compliance with the 1933 Act. Such Buyer further understands and acknowledges that the Shares have not been registered under the 1933 Act and agrees that the Shares may not be transferred unless (a) such transfer is pursuant to an effective registration statement under the 1933 Act or (b) such transfer is exempt from the provisions of Section 5 of the 1933 Act. Such Buyer agrees that the Shares will not be offered for sale, sold, transferred, or otherwise disposed of by such Buyer without compliance with the terms and conditions of the Stockholders' Agreement, as amended from time to time, and applicable federal and state securities laws.

          5.7 ABILITY TO BEAR RISK; SOPHISTICATION; INQUIRY. The financial situation of such Buyer is such that (a) it can afford to bear the economic risk of holding the Shares for an indefinite period and (b) it can afford to suffer the complete loss of its investment in the Shares. Such Buyer acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment. Such Buyer is familiar with the type of investment that the Shares constitutes, and has reviewed the purchase of the Shares subscribed for herein with tax and legal counsel to the extent that such Buyer has deemed such review advisable. Such Buyer has been provided, to its satisfaction, the opportunity to ask questions concerning the Company and the Seller and the terms and conditions of the offering of the Shares. Such Buyer has had all such questions answered to its satisfaction, and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished. Such Buyer acknowledges that the Seller is specifically relying on these representations in connection with the consummation of the transactions contemplated by this Agreement. Such Buyer also acknowledges that all information that such Buyer has provided concerning itself and its financial position is true and correct in all material respects.

          5.8 ACCREDITED INVESTOR. Such Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

          5.9 FINANCING. Such Buyer has sufficient funds available to deliver its respective portion of the Purchase Price and to consummate the transactions contemplated by this Agreement.

          5.10 NO RELIANCE. Such Buyer or its representatives have inspected and conducted such reasonable review and analysis (financial and otherwise) of the Company as desired by such Buyer. The Subscriptions and the consummation of the transactions contemplated hereunder and under the Ancillary Agreements by such Buyer are not done in reliance upon any warranty or representation by, or information from, the Seller or the Company of any sort, oral or written, except the warranties and representation specifically set forth in this Agreement (including the Disclosure Schedules and Exhibits hereto) and in any certificates required to be delivered to such Buyer by the Seller or the Company hereunder and thereunder. Such purchase and consummation are instead done entirely on the basis of the Buyer's own investigation, analysis, judgment and assessment of the present and potential value and earning power of the Seller and the Company as well as those representations and warranties by the Seller or the Company specifically set forth in this Agreement (including the Disclosure Schedules and Exhibits hereto) and in any certificates required to be delivered to such Buyer by the Seller or the Company hereunder and thereunder.

          5.11 PROMISSORY NOTE. The Promissory Note to be issued under this Agreement, when issued by the Management Investor to the Seller pursuant to the terms of this Agreement, will have been issued in compliance with all applicable federal and state securities laws, and will be free and clear of all Liens.

          5.12 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this ARTICLE V, neither such Buyer nor any other Person makes any other express or implied representation or warranty to the Seller.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

          6.1 TRANSFER TAXES. The Buyers, on the one hand, and the Seller, on the other hand, shall each pay one-half of all transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or gains) and related fees (including any penalties, interest and additions to Tax) ("TRANSFER TAXES") arising out of or incurred in connection with this Agreement.

          6.2 CONFIDENTIALITY. Following the date of this Agreement, all proprietary information obtained at any time in connection with this Agreement or the transactions contemplated hereby (including without limitation any information obtained in due diligence therefor) by the Buyers from or on behalf of the Company, the Seller, PolyOne, or PolyOne's Affiliates will be kept confidential and will not be disclosed by the Buyer; provided, that the foregoing restriction does not apply to information that (a) is lawfully and independently obtained by the Buyers from a third party without restriction as to disclosure by the Buyers, (b) was known by the Buyers prior to its disclosure by or on behalf of the Company, the Seller, PolyOne, or PolyOne's Affiliates, (c) is in the public domain or enters into the public domain through no fault of the Buyers, (d) is independently developed by the Buyers without reference to proprietary information provided by or on behalf of the Company, the Seller, PolyOne, or PolyOne's Affiliates, or (e) the Buyers are required by law or legal process to disclose.

          6.3 INJUNCTIVE RELIEF; LIMITATION ON SCOPE. The Buyers acknowledge that any breach or threatened breach of the provisions of SECTION 6.2 of this Agreement may cause irreparable injury to the Seller or the Company for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Seller and the Company shall be entitled, in addition to the exercise of other remedies, to injunctive relief, without necessity of posting a bond, restraining the Buyers from committing such breach or threatened breach. The rights provided under this SECTION 6.3 shall be in addition to, and not in lieu of, any other rights and remedies available to the Seller and the Company.

                                   ARTICLE VII
                                 INDEMNIFICATION

          7.1 INDEMNIFICATION BY THE SELLER. Subject to the terms and conditions set forth in this ARTICLE VII, from and after the date of this Agreement, the Seller shall indemnify and hold harmless the Buyers, their Affiliates (other than the Seller), and their respective officers, directors, shareholders, employees, agents and representatives (collectively, the "BUYER INDEMNIFIED PERSONS"), from and against any and all Losses actually sustained by any Buyer Indemnified Person based upon the failure of or any breach of any (a) representation or warranty by the Seller contained in this Agreement to be true and correct on the date of this Agreement or (b) any covenant or agreement of the Seller.

          7.2 INDEMNIFICATION BY THE BUYERS. Subject to the terms and conditions set forth in this ARTICLE VII, from and after the Closing Date, each Buyer, severally and not jointly, shall indemnify and hold harmless the Seller, its Affiliates, and their respective officers, directors, shareholders, employees, agents, and representatives (collectively, the "SELLER INDEMNIFIED PERSONS"), from and against any and all Losses actually sustained by the Seller Indemnified Person based upon the failure of or any breach of any (a) representation or warranty by such Buyer contained in this Agreement to be true and correct on the date of this Agreement or (b) any covenant or agreement of such Buyer.

          7.3 INDEMNIFICATION AS EXCLUSIVE REMEDY. All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the date of this Agreement and the consummation of the transactions contemplated hereby and thereby. The indemnification provided for in this ARTICLE VII, subject to the limitations set forth herein, is the exclusive post-Closing remedy available to any party in connection with any Losses arising out of the matters set forth in this Agreement or the transactions contemplated under this Agreement.

          7.4 LIMITATIONS ON INDEMNIFICATION.

          (a) The right to indemnification of a Buyer Indemnified Person under
SECTION 7.1(A) will be reduced by (i) any third party insurance proceeds received by or payable to, or (ii) any tax benefits actually realized by, (x) the Buyer Indemnified Person or (y) the Company or the Seller, as applicable, provided that such reduction will be equal to the product of the Buyers' percentage ownership of the capital stock of the Seller at the time of the Loss and the dollar amount of the proceeds actually received by or payable to, or the tax benefits actually realized by, the Company or the Seller, as applicable. If a Buyer Indemnified Person receives such insurance proceeds in connection with such Losses for which it has received indemnification, the Buyers shall refund to the Seller or the Company, as applicable, the amount of such insurance proceeds when received, up to the amount of indemnification received. A Buyer Indemnified Person shall use all good faith efforts to pursue third party insurance claims with respect to any such Losses. The parties agree that any indemnification payments made pursuant to this Agreement will be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by Law.

          (b) No Indemnified Party will be entitled to indemnification pursuant to this ARTICLE VII for punitive damages, or for lost profits, consequential, indirect, exemplary or special damages.

          7.5 PROCEDURES.

          (a) Notice of Losses. As soon as is reasonably practicable after the Seller or either of the Buyers has actual knowledge of any Losses for which indemnification is available under SECTION 7.1(A) or SECTION 7.2 (a "CLAIM"), such party shall give written notice thereof (a "CLAIM NOTICE") to the other parties. A Claim Notice must describe the Claim in reasonable detail, and must indicate the amount (estimated as necessary and to the extent feasible) of the Loss that has been or will be suffered by the Indemnified Party. No delay in or failure to give a Claim Notice by the Indemnified Party to the Indemnifying Party will adversely affect any other rights or remedies that the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

          (b) Third Party Claims.

               (i) If any Claim Notice identifies any Claim brought by a third person (a "THIRD PARTY CLAIM"), the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of such Third Party Claim, with counsel selected by the Indemnifying Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof and the Indemnified Party will have the right to participate at its own expense in the defense of such Third Party Claim. If the Indemnifying Party does not assume the defense of such Third Party Claim, the Indemnified Party may defend such Third Party Claim at the sole cost of the Indemnifying Party and the Indemnifying Party may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

               (ii) The party responsible for the defense of any Third Party Claim (a "RESPONSIBLE PARTY") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such Third Party Claim, including all settlement negotiations and offers. With respect to a Third Party Claim for which the Seller is the Responsible Party, the Buyers shall use all reasonable efforts to make available to the Seller all books and records of the Buyers relating to such Third Party Claim and shall cooperate with the Seller in the defense of the Third Party Claim. No settlement or compromise of any Third Party Claim may be effected (A) by the Indemnifying Party without the written consent of the Indemnified Party (which consent may not be unreasonably withheld or delayed) unless all relief provided is paid or satisfied in full by the Indemnifying Party or
     (B) by the Indemnified Party without the consent of the Indemnifying Party. In no event will an Indemnifying Party be liable for any settlement effected without its prior written consent.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          8.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement and the Ancillary Agreements, each of the Seller and the Buyers shall bear their own expenses and the expenses of their Affiliates in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the Seller and the Buyers shall bear the fees and expenses of any broker or finder retained by such party and its respective Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

          8.2 GOVERNING LAW. This Agreement will be construed under and governed by the Laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

          8.3 PROJECTIONS. In connection with the Buyers' investigation of the Seller, the Company and the EFG Business, the Buyers may have received from the Seller, the Company and/or their respective representatives certain projections and other forecasts for the EFG Business, and certain business plan and budget information. The Buyers acknowledge that (a) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (b) the Buyers are familiar with such uncertainties, (c) the Buyers are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them, and (d) the Buyers will not assert any claim against the Seller or any of its directors, officers, employees, Affiliates or representatives, or hold the Seller or any such Persons liable, with respect thereto. Accordingly, the Buyers acknowledge that the Seller makes no representation or warranty with respect to such projections, forecasts or plans and that the Seller makes only those representations and warranties explicitly set forth in ARTICLE IV.

          8.4 AMENDMENT. This Agreement may be amended only with the written consent of the parties hereto.

          8.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns, and is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

          8.6 WAIVER. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by any party that is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto will be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement will be deemed to or will constitute a waiver of such provision and no waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

          8.7 NOTICES.

          (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement must be in writing and will be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:

          If to the Equity Investor:

               Matrix Capital Markets Group, Inc.
               11 South 12th Street, 3rd Floor
               Richmond, Virginia 23219
               Attn: Bill Weirich
               Telephone: (804) 780-0060
               Telecopy: (804) 780-0158

          If to the Management Investor:

               O'Sullivan Films Management, LLC
               1944 Valley Avenue
               Winchester, Virginia 22601
               Attn: President
               Telephone: (540) 667-6666
               Telecopy: (540) 722-2695

          With a copy to:

               LeClair Ryan, A Professional Corporation
               123 East Main Street
               8th Floor
               Charlottesville, Virginia 22902
               Attn: Michael P. Drzal, Esq.
               Telephone: (434) 245-3431
               Telecopy: (434) 296-0905

          If to the Seller:

               PolyOne Corporation
               c/o O'Sullivan Films Holding Corporation
               33587 Walker Road
               Avon Lake, Ohio 44012
               Attn: Chief Legal Officer
               Telephone: 440-930-1000
               Telecopy: 440-930-1002

          With a copy to:

               Jones Day
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio 44114
               Attn: Denise Carkhuff, Esq.
               Telephone: 216-586-3939
               Telecopy: 216-579-0212

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (i) on the date such notice is personally delivered or delivered by facsimile, (ii) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (iii) five Business Days after the date such notice is sent by registered or certified mail.

          8.8 COMPLETE AGREEMENT. This Agreement and any confidentiality agreement by and between PolyOne and Matrix Capital Markets Group, Inc., together with the Exhibits, Disclosure Schedules, Ancillary Agreements, certificates and other documents and instruments delivered hereunder, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof

          8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

          8.10 PUBLICITY. The Seller and the Buyers shall consult with each other and shall mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all good faith efforts to consult and agree with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

          8.11 HEADINGS. The headings contained in this Agreement are for reference only and do not affect in any way the meaning or interpretation of this Agreement.

          8.12 SEVERABILITY. If any term, provision, agreement, covenant or restriction of this Agreement or the application of any term, provision, covenant or restriction of this Agreement to any party or circumstance is finally adjudged invalid, ineffective, null, void or unenforceable, the application of the remainder of such term, provision, agreement, covenant or restriction to such party or circumstance, the application of such term, provision, agreement, covenant or restriction to other parties or circumstances, and the application of the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. The invalid, ineffective, null, void or unenforceable provision will, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective, null, void or unenforceable provision; provided, however, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          8.13 THIRD PARTIES. Nothing herein expressed or implied is intended or will be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          8.14 FURTHER ASSURANCES. The parties shall execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement. Each party hereto shall cooperate affirmatively with the other parties, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.

          8.15 ARBITRATION. All disputes under this Agreement must be resolved pursuant to an arbitration before, and according to the rules and procedures of the American Arbitration Association ("AAA") before a three-neutral panel sitting in Cleveland, Ohio. The following procedure will apply in such arbitration:

          (a) The party seeking arbitration shall make application with AAA for arbitration, attaching these provisions to the request, with concurrent notice to the other party. Such party shall attach this Agreement to the application, and set forth in detail the precise issues and matters the applicant wishes to have the arbitrators decide, all to enable the AAA to better determine which arbitrators' qualifications best qualify them to serve on a panel. The AAA shall nominate an odd number of arbitrators having the experience and qualifications with the subject matter of the arbitration reasonably qualifying them to serve, but in no event less than seven potential arbitrators.

          (b) The parties shall strike arbitrators from the listing until only three remain, with the party requesting arbitration striking first. If a selected arbitrator(s) cannot serve for any reason, the last struck arbitrator(s) will serve in his or her place and stead.

          (c) Initially each party to this Agreement shall submit a detailed, comprehensive proposal for resolving the matter being arbitrated. The arbitrators may allow the parties, in the discretion of the panel, to support their proposal through briefing, testimony and oral argument. The arbitrators shall select the proposed resolution put forth by one of the parties as their decision; the arbitrators have no authority to modify that proposed resolution.

          (d) The decision of a majority of the panel will determine the arbitration, and constitute a final and binding determination of the matter arbitrated, which either party may enforce in a court of law having competent venue over the other party.

          8.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in SECTION 8.7 will be deemed in every respect effective service of process in any such Proceeding, and waives any objection it might otherwise have to service of process under Law. Nothing herein will affect the right of any Person to serve process in any other manner permitted by Law. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

                                        O'SULLIVAN FILMS HOLDING
                                        CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: John L. Rastetter
                                        Title: Vice President, Finance


                                        MATRIX FILMS, LLC


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        O'SULLIVAN FILMS MANAGEMENT, LLC


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------